Exhibit 10.4

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of September 28, 2022 (this “Agreement”), is entered into by and between SHF Holdings, Inc. (f/k/a Northern Lights Acquisition Corp.), a Delaware corporation (the “Company”), and _____________________ (the “Stockholder”). All capitalized terms not defined herein shall have the meanings given to them in the Purchase Agreement, as defined below.

WHEREAS, on February 11, 2022, the Company, 5AK, LLC, a Delaware limited liability company, SHF, LLC d/b/a Safe Harbor Financial, a Colorado limited liability company (“SHF”), SHF Holding Co, LLC, a Colorado limited liability company, and the Stockholder entered into a Unit Purchase Agreement (as amended from time to time, the “Purchase Agreement”) that provides for, among other things, the acquisition of all of the equity interests of SHF (the “Business Combination”).

WHEREAS, in connection with the Business Combination, the Company has entered into an Amended and Restated Securities Purchase Agreement dated September 27, 2022 (the “Amended and Restated SPA”) with certain investors (the “PIPE Investors”);

WHEREAS, in connection with the Amended and Restated SPA, the Company will file a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating 30,000 shares of the authorized but unissued shares of preferred stock of the Company as “Series A Preferred Stock”;

WHEREAS, the Certificate of Designation provides that the Floor Price (as defined in the Certificate of Designation) of the Series A Preferred Stock will only be reduced from $2.00 to $1.25 upon receipt of the Requisite Stockholder Approval (as defined in the Certificate of Designation);

WHEREAS, as of the date hereof, the Stockholder owns the Securities (as defined below) which represent (i) approximately ___% of the total issued and outstanding Common Stock of the Company, and (ii) approximately ___% of the total voting power of the Company; and

WHEREAS, as a condition to the willingness of each PIPE Investor to enter into the Amended and Restated SPA and to consummate the transactions contemplated thereby, the PIPE Investors have required that the Stockholder agree, and in order to induce the PIPE Investors to enter into the Amended and Restated SPA, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company and the Stockholder hereby agree as follows:

1. Agreement to Vote. The Stockholder, by this Agreement, with respect to its shares of the Company’s Common Stock now owned and which may hereafter be acquired by the Stockholder and any other securities of the Company(the “Securities”), which the Stockholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, hereby agrees to vote: (a) in favor of a proposal presented at a special or an annual meeting of the Company’s stockholders to approve the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the conversion of the Series A Preferred Stock based on a reduction of the Floor Price to $1.25, and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents (as defined in the Amended and Restated SPA) or which could result in any of the conditions to the Company’s obligations under the Transaction Documents not being fulfilled. The Stockholder acknowledges receipt and review of a copy of the Amended and Restated SPA and the other Transaction Documents.

2. Transfer of Securities. Except as may be required by or permitted in the Purchase Agreement and until the Termination Date, the Stockholder agrees that it shall not, directly or indirectly, (a) offer to or agree to sell, assign, transfer (including by operation of law), tender, lien, pledge, hypothecate, dispose of or otherwise encumber any of the Securities, (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities, (d) create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder’s voting rights (except for such agreements or limitations that would not adversely affect the Stockholder’s ability to perform its obligations under this Agreement), charge or other encumbrance of any nature whatsoever (“Encumbrances”) with respect to the Securities, or (e) take any action which could reasonably be expected to lead to the occurrence of any of the foregoing or that would have the effect of preventing the Stockholder from performing its obligations hereunder; provided, however, that the Stockholder may assign, sell or transfer any Securities provided that any such recipient of the Securities has delivered to the Company a written agreement in the form of this Agreement. The Company hereby covenants and agrees that it will not, and such Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement (other than this Agreement) on any of the Securities subject to this Agreement.

3. Representations and Warranties. The Stockholder represents and warrants to the Company as follows:

(a) Authorization. The execution, delivery and performance by the Stockholder of this Agreement and the compliance by the Stockholder with the terms hereof do not and will not (i) conflict with or violate any Law or other Order applicable to the Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Securities (other than pursuant to this Agreement, the Purchase Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of the Company or the Stockholder) or (iv) conflict with or result in a breach of or constitute a default under any provision of the Stockholder’s Organizational Documents.

(b) Title to the Stock. As of the date hereof, the Stockholder is the owner of _________ shares of Common Stock, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which shares of Common Stock represent on the date hereof approximately ___% of the outstanding stock and approximately ___% of the voting power of the Company. Such shares of Common Stock are all the securities of the Company owned, either of record or beneficially, by the Stockholder. Such Common Stock is owned free and clear of all Encumbrances. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Securities owned by the Stockholder.

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(c) The Stockholder has the power, authority and capacity to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

4. No Conflict.

(a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder Securities owned by the Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder Securities owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Stockholder Securities owned by the Stockholder is bound.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder.

5. Termination. This Agreement and the obligations of the Stockholder under this Agreement shall automatically terminate upon the earliest of (a) the termination of the Purchase Agreement in accordance with its terms, or (b) receipt of the Requisite Stockholder Approval (as defined in the Certificate of Designation) (such date, the “Termination Date”). Upon termination or expiration of this Agreement, the Stockholder shall not have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve the Stockholder from liability for any willful breach of this Agreement occurring prior to such termination of this Agreement.

6. Miscellaneous.

(a) All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the Stockholder at the following addresses (or at such other address for the Stockholder as shall be specified by like notice in accordance with this Section 5(b)): If to the Company, to:

SHF Holdings, Inc. (f/k/a Northern Lights Acquisition Corp.)

10 East 53rd Street, Suite 3001

New York, NY 10022

Attn: John Darwin, Co-Chief Executive Officer

Telephone No.: (615) 554-0044

Email: jdarwin@luminouscap.ca

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with a copy, which shall not constitute notice, to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave NW, Suite 900

Washington, DC 20001

Attention: Andy Tucker

E-mail: andy.tucker@nelsonmullins.com

If to the Stockholder, to:

____________________

____________________

____________________

Attn: _______________

Email: ______________

with a copy, which shall not constitute notice, to:

____________________

____________________

____________________

Attn: _______________

Email: ______________

(b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to each Stockholder. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c) This Agreement contains constitutes the entire agreement between the Stockholder and the Company (other than the Amended and Restated SPA and the other Transaction Documents) with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by either party without the prior written consent of the other party, and any attempt to do so without such consent shall be void ab initio.

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(d) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, nor may this Agreement be enforced by any other person.

(e) The Stockholder agrees that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the Company shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity. The Company shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

(f) This Agreement may not be amended, modified, or waived except by an instrument in writing signed by the parties hereto.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. All actions, suits or proceedings (each an “Action,” and, collectively, “Actions”), arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court located in New York, New York (or in any appellate court thereof (the “Specified Courts”). The parties hereby (i) submit to the exclusive jurisdiction of the Specified Courts for the purpose of any action arising out of or relating to this Agreement, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the Specified Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the Specified Courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) If, and as often as, there are any changes in the Securities by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Stockholder and its Securities as so changed.

(j) IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDER

By:
Name:
Title:

SHF HOLDINGS, INC.

By:
Name:	John Darwin
Title:	Co-Chief Executive Officer